EXHIBIT 99.2

The Board of Managers and Members
Max Media Properties LLC:


We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-12255, No. 333-12257 and No. 333-49543) and Form S-8 (No.
333-31569, 333-31571 and 333-43047) of Sinclair Broadcast Group, Inc. of our report dated February 18, 1998, with respect to the consolidated balance sheets of Max Media Properties LLC and its limited partnerships as of December 31, 1997 and 1996, and the related consolidated statements of operations, members' capital and cash flows for the years then ended, which report appears in the Form 8-K/A of Sinclair Broadcast Group, Inc. dated December 2, 1997, filed on April 8, 1998. We also consent to the reference to our firm under the heading "Experts" in the registration statements on Form S-3.


                                        /s/ KPMG Peat Marwick LLP

Norfolk, Virginia
April 8, 1998